EXHIBIT 99.1

Airborne Wireless Network Announces Appointment of Additional Directors and Independent Committee Members

SIMI VALLEY, Calif., Jan. 4, 2018 /PRNewswire/ -- Airborne Wireless Network (OTC QB: ABWN) is pleased to announce the appointment of four new independent members to its board of directors, bringing total board membership to six. Joining the Airborne Wireless Network board effective January 3, 2018 are Samuel Gulko, James H. Leach, James C. Witham, and Karen B. Laustsen who will each provide independent oversight of the Company's functions on behalf of the Company's stockholders.

Mr. Samuel Gulko will serve as the Chairman of the Company's newly formed Audit Committee and will be a member of the newly formed Compensation and Nominating & Corporate Governance committees. He brings to ABWN a wealth of financial and accounting experience, including nearly 20 years in the international accounting firm of Ernst & Young, LLP as an audit partner and, for several years, as the regional director of that firm's entrepreneurial services. He also served for six years as the chief financial officer, vice president of finance, secretary and treasurer and board member of a publicly traded development stage company. Since October 2004, Mr. Gulko has served on the board of directors and Chairman of the Audit Committee of Smith Micro Software, Inc., a public company. On a part time basis, he also serves as an officer and director of a private foundation and as a tax and financial consultant. Mr. Gulko is a graduate of the University of Southern California.

Mr. James H. Leach will serve on the Company's newly formed Audit, Compensation and Nominating & Corporate Governance committees. He is a seasoned executive with over 30 years of experience in both public and private global companies. He is currently President of Leach Family Holdings which manages the interests of one of Rhode Island's oldest industrial families.

Mr. Leach also served on the board of Kenney Manufacturing Company, a 103-year-old manufacturer of household products. He is the Chairman of the Rhode Island PBS Foundation, and a former Chairman of the Providence City Planning Commission, where he served for 20 years. Mr. Leach was formerly a Board Member of Dinewise, Inc., a provider of direct-to-consumer in-home, gourmet meal services. He has served as a Trustee of the Providence Public Library and as a Board Member of Lifespan/Miriam Hospital, a 247-bed teaching hospital affiliated with Brown University Medical School. Mr. Leach holds a Bachelor of Arts in Finance from Nasson College. He is a graduate of the Georgia Institute of Technology Professional Education Program in Innovation Leadership, and a graduate of the Harvard Business School Executive Education GNE Program.

Mr. James C. Witham will serve as Chairman of the Company's newly formed Nominating Committee and as a member of the Audit Committee. He is a lifelong entrepreneur and corporation builder who has founded and served as Chairman of the Board and Chief Executive Officer of five publicly traded companies. He currently serves as President of Witham Group LLC, providing consulting services to small businesses. Mr. Witham spent more than 20 years in the sporting goods industry, securing licensing agreements with collegiate and professional sports leagues and obtaining multimillion-dollar orders from top-tier national retailers.

Mr. Witham founded and served as Chairman of the board and CEO of US Alcohol Testing of America, Inc., which manufactured and provided alcohol breath analyzers to law enforcement, corporations and consumers. Following an initial public offering, the company was listed on the INC. 100 of Fastest-Growing Small Public Companies for two consecutive years and was among the top trading equities on the American Stock Exchange. He also served as Chairman and CEO of two spun-off subsidiaries that he led through public offerings.

Mr. Witham also founded and served as Chairman of the Board and Chief Executive Officer of Aquacell Technologies, Inc., a water treatment company that went public on the American Stock Exchange and grew through a series of acquisitions.

Mr. Witham is a recipient of the prestigious Ellis Island Medal of Honor, joining US Presidents, captains of industry, sports and entertainment leaders and other influential Americans. Along with Lee Iacocca, Donald Trump and George Steinbrenner, he sat on the Executive Committee of the All American Collegiate Golf Foundation, founded by Arnold Palmer.

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Ms. Karen B. Laustsen will serve as Chairwoman of the Company's newly formed Compensation Committee. She has held various executive and C-level positions and served on the Board of Directions of five publicly traded companies. She currently provides consulting services through Put It Together LLC.

After obtaining a degree in education from the State University of New York at Farmingdale, Ms. Laustsen left the classroom for a business career, and following a series of promotions became Executive Vice President and a member of the Board of Directors of US Alcohol Testing of America, Inc. and its publicly traded subsidiary US Drug Testing. Ms. Laustsen led operations and assembled a team of researchers, which in partnership with the Naval Research Laboratories, successfully received six FDA approvals for its drugs-of-abuse testing assays.

Having served as President, Chief Operating Officer and member of the Board of Directors of three additional publicly traded companies, Ms. Laustsen has honed her skills in acquisition due diligence, investor relations, corporate governance and regulatory compliance.

As a recipient of the gift of sight through corneal transplants, Ms. Laustsen established OneMoreDonor.com to raise awareness of the need for eye, organ and tissue donation.

About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital information superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage and connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground-based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. Once the network is developed and fully implemented, it may have a wide variety of applications. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward- looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact: info@airbornewirelessnetwork.com

805-583-4302

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